RELIANCE STEEL & ALUMINUM CO.
RSAC MANAGEMENT CORP.
FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
          This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of July 31, 2008 and entered into by and among Reliance Steel & Aluminum Co., a California corporation (“RSA”), RSAC Management Corp., a California corporation (“RSAC Management” and together with RSA, jointly and severally, “Borrowers” and individually, a “Borrower”), the lenders party to the Credit Agreement (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (“Administrative Agent”) and is made with reference to that certain Amended and Restated Credit Agreement dated as of November 9, 2006 (the “Credit Agreement”), by and among Borrowers, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
          WHEREAS, Borrowers have agreed to acquire PNA (as hereinafter defined).
          WHEREAS, in connection with the PNA Acquisition (as hereinafter defined), Borrowers and Lenders desire to amend the Credit Agreement to (a) permit Borrowers to incur additional unsecured Indebtedness, (b) modify the definition of EBITDA with respect to Acquired Business EBITDA and (c) treat PNA Letters of Credit (as hereinafter defined) as Letters of Credit under the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Amendments to Section 1: Definitions.
          A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in correct alphabetical order:
     “‘PNA’ means PNA Group Holding Corporation, a Delaware corporation.
     “‘PNA Acquisition’ means the Acquisition by Borrowers of PNA and its Subsidiaries.”
     “‘PNA Acquisition Effectiveness Time’ means the time when the PNA Acquisition becomes effective.”

     “‘PNA Letters of Credit’ means the letters of credit issued by Bank of America for the account of PNA and its Subsidiaries, at or prior to the PNA Acquisition Effectiveness Time by Borrowers.”
     “‘Term Loan’ means a term loan in an aggregate amount not to exceed $500,000,000 made to Borrowers under that certain Credit Agreement dated as of July 31, 2008 among Borrowers, Bank of America, N.A., as Administrative Agent, the Lenders and other parties thereto.”
          B. The definitions of “EBITDA,” and “Letter of Credit” in Section 1.1 of the Credit Agreement are deleted in their entirety and replaced with the following definitions:
     “‘EBITDA’ means, with respect to any Person and with respect to any fiscal period, the sum of (a) Net Income of that Person for that period, plus (b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus (d) Interest Expense of that Person for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of that Person for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses of that Person for that period, plus (g) Acquired Business EBITDA, in each case as determined in accordance with GAAP, and adjusted by subtracting equity in earnings in 50% or less owned companies and joint ventures and, to the extent approved by Administrative Agent (which approval shall not be unreasonably withheld), any other companies not consolidated with Borrowers, and by adding Cash dividends received from 50% or less owned companies and joint ventures and, to the extent approved by Administrative Agent (which approval shall not be unreasonably withheld), any other companies not consolidated with Borrowers; provided that Acquired Business EBITDA with respect to any Acquired Business shall only be included in EBITDA if financial statements of such Acquired Business, within the preceding twelve months, either were (i) audited by an independent accounting firm, (ii) reviewed by an independent accounting firm as long as such reviewed and unaudited Acquired Business EBITDA does not exceed 10% of the total audited EBITDA of RSA and its Subsidiaries, or, (iii) subject to consent of the Requisite Lenders, unaudited or reviewed by an independent accounting firm.”
     “‘Letter of Credit’ means any of the letters of credit issued by the Issuing Lender hereunder, including the Existing Letters of Credit and the PNA Letters of Credit, either as originally issued or as the same may be supplemented, amended, renewed or extended.”
     1.2 Amendment to Section 7:3. Indebtedness.
          Subsection (g) of Section 7.3 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          “(g) Unsecured indebtedness for borrowed money of Borrowers (which may be guaranteed by Subsidiaries of RSA which are party to the Master Subsidiary Guaranty) issued after the Closing Date (i) in the aggregate principal amount of not more than $500,000,000 and (ii) under the Term Loan; provided, however, that the documentation evidencing such Indebtedness described in clause (i) and clause (ii) above shall contain covenants no more restrictive than in this Agreement and shall be on terms and conditions (including the maturity date and amortization schedule) acceptable to Administrative Agent;”
Section 2. NOVATION OF LETTER OF CREDIT OBLIGATIONS
          Concurrently with the PNA Acquisition Effectiveness Time, Borrowers, the Issuing Lender and Bank of America, as issuer of the PNA Letters of Credit (in such capacity, the “PNA Issuing Bank”), agree, and Borrowers shall cause PNA and its Subsidiaries to agree that:
     2.1 Novation and Acceptance. (a) All of the rights, liabilities duties and obligations of PNA and of its Subsidiaries under the PNA Letters of Credit are transferred by novation, and acceptance thereof, to Borrowers (b) all of the rights, liabilities, duties and obligations of the PNA Issuing Bank under the PNA Letters of Credit are transferred by novation and acceptance thereof to the Issuing Lender, with the effect that the PNA Letters of Credit shall become Letters of Credit under the Credit Agreement in respect of which Borrowers have joint and several obligations in accordance with the Credit Agreement,
     2.2 Release of PNA and PNA Issuing Bank. PNA and the PNA Issuing Bank are each released and discharged from further obligations to each other in respect of the PNA Letters of Credit and their respective rights against each other in respect thereof are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations with respect to payments or other obligations due and payable or due to be performed prior to the PNA Acquisition Effectiveness Time and such payments and obligations shall be paid or performed in accordance with their respective agreements and duties in respect of the PNA Letters of Credit; and
     2.3 Undertaking of Obligations of PNA and PNA Issuing Bank. Each of Borrowers, on the one hand, and Issuing Lender, on the other hand, undertake liabilities and obligations toward the other and acquire rights against the other as if the PNA Letters of Credit were issued as Letters of Credit under the Credit Agreement as of the PNA Acquisition Effectiveness Time.
Section 3. CONDITIONS TO EFFECTIVENESS
          This Amendment shall become effective when all of the following conditions precedent have been satisfied (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

          A. Administrative Agent shall have received all of the following, and each in form and substance satisfactory to Administrative Agent:
               (i) at least one original, telecopied or electronically delivered counterpart of this Amendment executed by Requisite Lenders, Borrowers, Guarantors and Administrative Agent;
               (ii) notice from Borrowers that all conditions precedent to the effectiveness of the PNA Acquisition have been satisfied; and
               (iii) such other assurances, certificates, documents, consents or opinions as Administrative Agent may reasonably require.
          B. Borrowers shall have executed a fee letter with Arranger and Administrative Agent, and Arranger shall have received (on account of Lenders) the fees that are due and payable thereunder.
          C. Attorney Costs of Bank of America to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not hereafter preclude final settling of accounts between Borrowers and Bank of America) shall have been paid.
          D. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
Section 4. BORROWERS’ REPRESENTATIONS AND WARRANTIES
          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers, jointly and severally, represent and warrant to each Lender that the following statements are true, correct and complete (both before and after giving effect to the PNA Acquisition):
     4.1 Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).
     4.2 Authorization of Agreements. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of each Borrower.

     4.3 No Conflict. The execution and delivery by each Borrower of this Amendment, and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers or any of their Subsidiaries, the certificate or articles of incorporation or bylaws of Borrowers or any of their Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation to which either Borrower or any of its Subsidiaries is a party or by which either Borrower or any of its Subsidiaries or any of its or their Property is bound or affected, other than (1) conflicts that will be resolved on or before the First Amendment Effective Date or (2) conflicts that could not reasonably be expected to have a Material Adverse Effect.
     4.4 Governmental Consents. The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body, except such consent and approval which have been obtained on or prior to the First Amendment Effective Date or registration or notice which have been made on or prior to the First Amendment Effective Date.
     4.5 Binding Obligation. This Amendment has been duly executed and delivered by Borrowers and is the legally valid and binding obligation of Borrowers, enforceable against them in accordance with its terms, except as the same as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     4.6 Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Amended Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
     4.7 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.
Section 5. MISCELLANEOUS
     5.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents.
          A. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          B. Except as specifically amended by this Amendment, the Credit Agreement, the Master Subsidiary Guaranty and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement, the Master Subsidiary Guaranty or any of the other Loan Documents.
     5.2 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     5.3 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     5.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS: RELIANCE STEEL & ALUMINUM CO., a California corporation
By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	Chairman and Chief Executive Officer

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Executive Vice President and Chief Financial Officer

RSAC MANAGEMENT CORP., a California corporation
By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	Chief Executive Officer

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Ken Puro
Name:	Ken Puro
Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Lender, Swing Line Lender and a Lender
By:	/s/ Matthew Koenig
Name:	Matthew Koenig
Title:	Senior Vice President

WACHOVIA BANK, N.A., as Syndication Agent and a Lender
By:	/s/ Barbara VanMeerten
Name:	Barbara VanMeerten
Title:	Director

CITICORP NORTH AMERICA, INC., as Co-Documentation Agent and a Lender
By:	/s/ Peter Olnowich
Name:	Peter Olnowich
Title:	Vice President

JPMORGAN CHASE BANK, N.A. as Co-Documentation Agent and a Lender
By:	/s/ Clara Sohan
Name:	Clara Sohan
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ David W. Shaw
Name:	David W. Shaw
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Suzannah Harris
Name:	Suzannah Harris
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Peter Thompson
Name:	Peter Thompson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Richard J. Ameny, Jr.
Name:	Richard J. Ameny, Jr.
Title:	Vice President

S-1

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Ian Nalitt
Name:	Ian Nalitt
Title:	Director

By:	/s/ Morenikeji Ajayi
Name:	Morenikeji Ajayi
Title:	Associate

S-2

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	AssociateDirector

S-3

FIFTH THIRD BANK, as a Lender
By:	/s/ Gary S. Losey
Name:	Gary S. Losey
Title:	Vice President

S-4

BNP PARIBAS, as a Lender
By:	/s/ Katherine Wolfe
Name:	Katherine Wolfe
Title:	Managing Director

By:	/s/ Sandy Bertram
Name:	Sandy Bertram
Title:	Vice President

S-5

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ Toru Inoue
Name:	Toru Inoue
Title:	Deputy General Manager

S-6

THE NORTHERN TRUST COMPANY, as a Lender
By:	/s/ John Burda
Name:	John Burda
Title:	Senior Vice President

S-7

CONSENT AND AGREEMENT OF GUARANTORS
     THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of First Amendment Effective Date by the undersigned (the “Guarantors”), in favor of the Lenders and Administrative Agent under the Amended Agreement (as defined in the foregoing Amendment). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Amended Agreement.
WITNESSETH:
     WHEREAS, the Guarantors have executed and delivered the Master Subsidiary Guaranty under the Amended Agreement; and
     WHEREAS, it is a condition to the foregoing Amendment that the Guarantors shall have executed this Consent;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that the Guaranty continues in full force and effect.
     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

GUARANTORS:

ALLEGHENY STEEL DISTRIBUTORS, INC.
ALUMINUM AND STAINLESS, INC.
CCC STEEL, INC.
CHAPEL STEEL CORP.
CHATHAM STEEL CORPORATION
CLAYTON METALS, INC.
CREST STEEL CORPORATION
DURRETT SHEPPARD STEEL CO., INC.
ENCORE METALS (U.S.A.), INC.
PACIFIC METAL COMPANY
PDM STEEL SERVICE CENTERS, INC.
PHOENIX CORPORATION
TOMA METALS, INC.
VIKING MATERIALS, INC.
YARDE METALS, INC.

By:
Name:	Karla Lewis
Title:	Vice President and Secretary of each of the foregoing

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EARLE M. JORGENSEN COMPANY PRECISION STRIP, INC. PRECISION STRIP TRANSPORT, INC. SISKIN STEEL & SUPPLY COMPANY, INC.
By:
Name:	Karla Lewis
Title:	Vice President and Assistant Secretary of each of the foregoing

LUSK METALS SERVICE STEEL AEROSPACE CORP.
By:
Name:	Karla Lewis
Title:	Chief Financial Officer and Secretary of each of the foregoing

AMERICAN METALS CORPORATION
By:
Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and Assistant Secretary of the foregoing

AMERICAN STEEL, L.L.C.
By:
Name:	Karla Lewis
Title:	Chief Financial Officer, Treasurer and Assistant Secretary of the foregoing

AMI METALS, INC.
By:
Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and Secretary of the foregoing

2

LIEBOVICH BROS., INC. LBT, INC.
By:
Name:	Karla Lewis
Title:	Vice President, Assistant Treasurer and Assistant Secretary of the foregoing

3